UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

Smurfit Westrock plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	333-278185 (Commission File Number)	98-1776979 (IRS Employer Identification No.)

Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland
(Address of Principal Executive Offices, including Zip Code)

+353 1 202 7000

(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	SW	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On July 30, 2024, the Company will host a conference call during which it will discuss the Company’s financial results for the second quarter ended June 30, 2024 and other topics that may be raised during the discussion. The presentation to be used in connection with the conference call is attached as Exhibit 99.1.

The information furnished in this Item 2.02, including the exhibit described above, is being furnished and shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1	Second Quarter 2024 Earnings Presentation dated July 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smurfit Westrock plc
(Registrant)

By:	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Executive Vice President and Chief Financial Officer

Date: July 30, 2024